UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 15, 2022 (January 26, 2022)

Date of Report (date of earliest event reported)

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13831	74-2851603
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2800 Post Oak Boulevard, Suite 2600

Houston, TX 77056

(Address of principal executive offices and zip code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.00001	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Form 8-K (“Amendment”) amends and supplements the Current Report on Form 8-K (the “Original Form 8-K”) filed by Quanta Services, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on January 28, 2022. The Original Form 8-K reported, among other things, the appointment, effective as of January 26, 2022, of Redgie Probst as Chief Operating Officer of the Company. This Amendment is being filed solely to report a subsequent amendment to Mr. Probst’s compensation arrangement in connection with this appointment. Other than the additional information supplied by this Amendment, no changes are being made to the Original Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On February 10, 2022, the Compensation Committee of the Board of Directors of the Company adjusted the compensation of Mr. Probst following his appointment as Chief Operating Officer of the Company, increasing his annual base salary to $800,000, annual cash incentive target to 110% of his annual base salary and long-term equity incentive target to 350% of his annual base salary. The changes to Mr. Probst’s compensation arrangement are effective as of January 26, 2022, the date of his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2022

Quanta Services, Inc.

By:	/s/ Donald C. Wayne
Name:	Donald C. Wayne
Title:	Executive Vice President and General Counsel